        For Immediate Release

        Contact:     Patrick A. Reynolds
                            Director of Investor Relations
                            (706) 649-4973

Synovus® Reports 17% Increase in Net Income for 2002
Company Meets 15% Earnings per Share Growth Target for the Year

     Columbus, Ga., January 15, 2003 — Synovus’ 2002 earnings grew 17% over 2001 to a record $365 million, or $1.21 per share Synovus Chairman and CEO James H. Blanchard announced today.

     “We are very pleased to report another record year and excellent fourth quarter results,” said Blanchard. “In a very challenging environment, we achieved our 15% earnings per share growth target for the year as net interest income increased by 14% over last year, due to outstanding loan growth of 16.5% over last year, coupled with continued strong credit quality, and a net interest margin of 4.65% for the year. TSYS increased net income by 20.5% over last year. Our expense control efforts contributed to our excellent results for the year. For the fourth quarter, net income increased 22.6% and diluted earnings per share grew 20.2% over the same period last year.”

     Return on assets for 2002 was 2.10% and return on equity was 19.69%, as compared to 2.03% and 20.13%, respectively, for 2001. Shareholders’ equity at December 31, 2002, was $2.041 billion, which represented 10.72% of year-end assets. Total assets ended the quarter at $19 billion, an increase of 14.3% from the same period last year. For the fourth quarter, return on assets was 2.23% and return on equity was 20.64% as compared to 2.11% and 20.51%, respectively, for the fourth quarter 2001.

     Asset quality remained strong during the fourth quarter. With the addition of one commercial credit in the fourth quarter, the ratio of nonperforming assets to loans and other real estate increased to 0.64% from 0.59% in the third quarter of 2002. However, during the quarter, net charge-offs were down to 0.27% from 0.32% in the previous quarter and the allowance for loan losses remained unchanged at 1.38% of loans. Net charge-offs for the full year were 0.33% of average loans compared to 0.30% for 2001. The allowance for loan losses provides coverage of 299% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.61x in the fourth quarter.

     Synovus Financial Services’ (formerly banking operations) net income increased 16.8% over last year. Return on assets for 2002 was 1.57% and return on equity was 18.85%. Financial Services’ non-interest income was up 9% as compared to last year, with increases in service charges on deposits of 9%, net mortgage revenue of 8% and credit card fees of 6% over the same period last year. Financial Management Services and insurance revenues increased 16% over last year, with trust up 6%, brokerage up 15%, financial planning/asset management (which consists of Creative Financial Group and GLOBALT, acquired in 2001 and 2002, respectively) up 76%, and insurance up 19%. Financial Services’ non-interest income as a percentage of Financial Services’ revenues — excluding securities gains/losses and an impairment loss in a private equity investment in the second quarter — was 28% for 2002. Additionally, during 2002 we progressed with our strategic market repositioning by adding eleven

Post Office Box 120 / Columbus, GA 31902
www.synovus.com

Synovus® Reports 17% Increase in Net Income for 2002/p. 2

new banking locations in high growth markets and exiting three low growth markets with four locations. Other non-interest income for 2002 included pre-tax gains of $15.3 million associated with the sale of these banking locations, which compares to pre-tax gains on sales of certain banking locations and sale of the Star System ATM network totaling $13.7 million in 2001. The fundamental Financial Services’ G&A expenses for the year were up 5.5% over 2001. The efficiency ratio for 2002 was 52.07%, compared to 53.80% last year.

     TSYS reported net income of $125.8 million for 2002, a 20.5% increase in net income over 2001. Diluted earnings per share for the year increased to $0.64, up from $0.53 last year. During the fourth quarter, TSYS announced:

  Signing of an agreement with Sears Canada to process more than 8 million retail accounts, which will be converted from its in-house system in 2003

  Renewal of a seven-year agreement with Canadian Tire Financial Services

     With TSYS’ contribution, Synovus’ total non-interest income — excluding securities gains/losses, an impairment loss in a private equity investment in the second quarter, and reimbursable items at TSYS — was 58.6% of revenues for the year.

     Blanchard concluded, “Our vision is for Synovus to be the finest financial services company in the world. We affirm our corporate goal to achieve earnings per share growth within the 10 – 14% range for 2003. We believe that our current strategies, team members, technological advantages, and our strong balance sheet will position us well to achieve this level of earnings growth, which we believe will place us among the top of the industry performers for 2003.”

     Synovus will host an earnings highlights conference call at 4:30 pm ET, on January 15, 2003. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

     Synovus (NYSE: “SNV”) is a diversified financial services holding company with more than $19 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 37 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: “TSS”), the world’s largest third-party processor of international payments. Synovus is No. 9 on FORTUNE magazine’s list of “The 100 Best Companies To Work For” in 2003. See Synovus on the Web at www.synovus.com.

     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus’ expected growth in earnings per share for 2003 and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to, Synovus’ inability to increase banking services’ net income by 10-14% in 2003; Synovus’ inability to increase its revenues derived from Financial Management Services and insurance by 15-20% in 2003; TSYS’ inability to increase its net income by 12-15% in 2003; Synovus’ inability to contain the increase in Financial Services’ expenses at not more than 4% in 2003; competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus’ loans and the rate at which Synovus’ loans are charged off; changes in the cost and availability of

Post Office Box 120 / Columbus, GA 31902
www.synovus.com

Synovus® Reports 17% Increase in Net Income for 2002/p. 3

funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus’ inability to control expenses; a deterioration in credit quality or a reduced demand for credit; hostilities in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

Post Office Box 120 / Columbus, GA 31902
www.synovus.com

Synovus

INCOME STATEMENT	Twelve Months Ended
(Amounts in thousands, except per share data)	December 31,

	2002	2001	Change

Interest Income (Taxable Equivalent)	$1,062,305	1,138,137	(6.7)%
Interest Expense	337,536	501,097	(32.6)

Net Interest Income (Taxable Equivalent)	724,769	637,040	13.8
Tax Equivalent Adjustment	7,265	7,249	0.2

Net Interest Income	717,504	629,791	13.9
Provision for Loan Losses	65,327	51,673	26.4

Net Interest Income After Provision	652,177	578,118	12.8

Non-Interest Income:
Data Processing	681,278	637,398	6.9
Service Charges on Deposits	93,969	86,539	8.6
Fees For Trust Services	28,069	26,509	5.9
Brokerage Revenue	18,840	16,363	15.1
Mortgage Banking Income	41,323	38,272	8.0
Credit Card Fees	22,469	21,184	6.1
Securities Gains (Losses)	2,638	1,722	53.2
Other Fee Income	20,494	17,199	19.2
Other Non-Interest Income	102,998	86,465	19.1

Non-Interest Income before Reimbursable Items
and Impairment Loss on Private Equity Investment	1,012,078	931,651	8.6
Reimbursable Items	231,099	232,566	(0.6)
Impairment Loss on Private Equity Investment	(8,355)	-	N/A

Total Non-Interest Income	1,234,822	1,164,217	6.1

Non-Interest Expense:
Personnel Expense	607,865	566,084	7.4
Occupancy & Equipment Expense	244,176	235,652	3.6
Other Non-Interest Expense	216,330	198,181	9.2

Non-Interest Expense before Reimbursable Items	1,068,371	999,917	6.8
Reimbursable Items	231,099	232,566	(0.6)

Total Non-Interest Expense	1,299,470	1,232,483	5.4

Minority Interest in Consolidated Subsidiaries	23,649	19,859	19.1
Income Before Taxes	563,880	489,993	15.1
Income Tax Expense	198,533	178,377	11.3

Net Income	365,347	311,616	17.2

Basic Earnings Per Share	1.23	1.07	14.5
Diluted Earnings Per Share	1.21	1.05	15.2
Dividends Declared Per Share	0.59	0.51	15.7

Return on Assets	2.10%	2.03	7	bp
Return on Equity	19.69	20.13	(44)
Average Shares Outstanding - Basic	297,325	290,304	2.4%
Average Shares Outstanding - Diluted	301,197	295,850	1.8

bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103,
“Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.” The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as “reimbursable items”
on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

Synovus

INCOME STATEMENT
(Amounts in thousands, except per share data)	2002				2001	4th Quarter

	Fourth	Third	Second	First	Fourth	'02 vs. '01
	Quarter	Quarter	Quarter	Quarter	Quarter	Change

Interest Income (Taxable Equivalent)	$271,016	270,997	260,448	259,844	271,378	(0.1)%
Interest Expense	82,539	86,205	83,336	85,456	98,716	(16.4)

Net Interest Income (Taxable Equivalent)	188,477	184,792	177,112	174,388	172,662	9.2
Tax Equivalent Adjustment	1,870	1,853	1,771	1,771	1,890	(1.1)

Net Interest Income	186,607	182,939	175,341	172,617	170,772	9.3
Provision for Loan Losses	15,830	16,410	19,978	13,109	16,717	(5.3)

Net Interest Income After Provision	170,777	166,529	155,363	159,508	154,055	10.9

Non-Interest Income:
Data Processing	177,544	173,199	170,469	160,066	166,866	6.4
Service Charges on Deposits	24,457	24,281	23,059	22,172	24,182	1.1
Fees For Trust Services	6,774	6,928	7,451	6,916	7,294	(7.1)
Brokerage Revenue	5,235	4,372	4,589	4,644	4,020	30.2
Mortgage Banking Income	13,337	10,793	8,454	8,739	10,668	25.0
Credit Card Fees	5,860	6,010	5,803	4,796	5,878	(0.3)
Securities Gains (Losses)	32	717	960	929	539	(94.1)
Other Fee Income	5,702	5,254	4,792	4,746	4,613	23.6
Other Non-Interest Income	37,999	23,518	22,366	19,115	23,638	60.8

Non-Interest Income before Reimbursable Items
and Impairment Loss on Private Equity Investment	276,940	255,072	247,943	232,123	247,698	11.8
Reimbursable Items	57,604	56,473	60,032	56,990	55,450	3.9
Impairment Loss on Private Equity Investment	-	-	(8,355)	-	-	N/A

Total Non-Interest Income	334,544	311,545	299,620	289,113	303,148	10.4

Non-Interest Expense:
Personnel Expense	164,026	162,209	139,559	142,071	152,920	7.3
Occupancy & Equipment Expense	62,343	62,327	58,437	61,069	59,749	4.3
Other Non-Interest Expense	57,314	46,956	57,859	54,201	49,739	15.2

Non-Interest Expense before Reimbursable Items	283,683	271,492	255,855	257,341	262,408	8.1
Reimbursable Items	57,604	56,473	60,032	56,990	55,450	3.9

Total Non-Interest Expense	341,287	327,965	315,887	314,331	317,858	7.4

Minority Interest in Consolidated Subsidiaries	6,682	6,254	5,625	5,088	5,651	18.3
Income Before Taxes	157,352	143,855	133,471	129,202	133,694	17.7
Income Tax Expense	52,924	51,583	47,576	46,450	48,483	9.2

Net Income	104,428	92,272	85,895	82,752	85,211	22.6

Basic Earnings Per Share	0.35	0.31	0.29	0.28	0.29	19.4
Diluted Earnings Per Share	0.35	0.31	0.29	0.28	0.29	20.2
Dividends Declared Per Share	0.15	0.15	0.15	0.15	0.13	15.7

Return on Assets	2.23%	2.06	2.05	2.03	2.11	12	bp
Return on Equity	20.64	19.12	19.40	19.52	20.51	13
Average Shares Outstanding - Basic	300,108	298,564	295,629	294,927	292,271	2.7%
Average Shares Outstanding - Diluted	302,330	301,986	300,282	300,158	296,556	1.9

bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.” The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as "reimbursable items" on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

Synovus

SELECTED BALANCE SHEET DATA
(Amounts in thousands, except per share data)			2002		2001	4th Quarter

	Fourth	Third	Second	First	Fourth	'02 vs. '01
	Quarter	Quarter	Quarter	Quarter	Quarter	Change

Total Assets	$19,036,246	18,510,215	17,315,782	16,725,734	16,654,891	14.3%
Investment Securities	2,237,725	2,162,135	2,094,544	2,076,461	2,088,287	7.2
Loans (net of unearned income)	14,463,909	14,058,387	13,201,121	12,698,763	12,417,917	16.5
Total Deposits	13,928,834	13,644,457	12,941,487	12,451,008	12,146,198	14.7
Demand Deposits	2,303,375	2,204,906	2,067,367	1,918,674	1,984,524	16.1
Certificates of Deposit	5,505,178	5,663,974	5,320,555	5,177,699	5,183,225	6.2
Savings Accounts	437,723	452,403	454,375	447,737	420,311	4.1
NOW Accounts	2,368,432	2,109,585	1,965,599	1,974,827	1,916,259	23.6
Money Market	3,314,126	3,213,589	3,133,591	2,932,071	2,641,879	25.4

Shareholders' Equity	2,040,853	1,959,254	1,814,199	1,728,095	1,694,946	20.4

Book Value Per Share	6.79	6.54	6.12	5.85	5.75	18.1
Equity to Assets	10.72	10.58	10.48	10.33	10.18	54	bp
Loan to Deposit Ratio	103.84	103.03	102.01	101.99	102.24	160
Demand Deposits / Total Deposits	16.54	16.16	15.97	15.41	16.34	20
Common Shares Outstanding	300,398	299,704	296,396	295,252	294,674	1.9%

CREDIT QUALITY DATA
(Dollars in thousands)			2002		2001	4th Quarter

	Fourth	Third	Second	First	Fourth	'02 vs. '01
	Quarter	Quarter	Quarter	Quarter	Quarter	Change

Nonperforming Loans	$66,736	57,069	53,679	55,791	51,585	29.4%
Other Real Estate	26,517	25,860	21,615	17,970	15,867	67.1
Nonperforming Assets	93,253	82,929	75,294	73,761	67,452	38.3
Allowance for Loan Losses	199,841	194,005	180,321	174,774	170,769	17.0

Net Charge-Offs - Quarter	9,804	10,884	14,431	9,104	12,023	(18.5)
Net Charge-Offs - YTD	44,223	34,419	23,535	9,104	34,988	26.4
Net Charge-Offs / Average Loans - Quarter	0.27	0.32	0.44	0.29	0.39
Net Charge-Offs / Average Loans - YTD	0.33	0.35	0.37	0.29	0.30

Nonperforming Loans / Loans & ORE	0.46	0.41	0.41	0.44	0.42
Nonperforming Assets / Loans & ORE	0.64	0.59	0.57	0.58	0.54
Allowance / Loans	1.38	1.38	1.37	1.38	1.38

Allowance / Nonperforming Loans	299.45	339.95	335.92	313.27	331.04
Allowance / Nonperforming Assets	214.30	233.94	239.49	236.95	253.17

Synovus

AVERAGE BALANCES AND YIELDS/RATES
(Amounts in thousands)

		2002			2001	Twelve Months Ended

	Fourth	Third	Second	First	Fourth	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2002	2001

Interest Earning Assets

Investment Securities	$2,094,752	2,071,924	2,045,096	2,038,865	2,025,366	$2,062,838	2,019,826
Yield	5.45%	5.84	6.08	6.08	6.19	5.86%	6.35

Loans, Net	$14,089,872	13,468,509	12,804,139	12,401,910	11,967,899	$13,196,492	11,384,608
Yield	6.71%	6.98	7.08	7.31	7.79	7.01%	8.70

Mortgage Loans Held for Sale	$265,847	209,780	164,313	276,682	262,476	$229,073	198,395
Yield	5.81%	6.39	6.92	6.65	6.78	6.40%	7.17

Federal Funds Sold	$89,806	72,161	62,129	61,136	40,360	$71,389	92,869
Yield	1.78%	2.01	2.49	2.40	3.73	2.12%	4.67

Time Deposits with Banks	$4,110	4,122	3,859	3,328	3,561	$3,857	4,862
Yield	1.02%	1.26	1.37	1.65	2.29	1.31%	4.35

Total Interest Earning Assets	$16,544,387	15,826,496	15,079,536	14,781,921	14,299,662	$15,563,649	13,700,560
Yield	6.51%	6.80	6.92	7.11	7.54	6.82%	8.31

Interest Bearing Liabilities

Time Deposits Over $100,000	$3,202,688	3,109,639	2,833,173	2,569,115	2,596,808	$2,930,885	2,621,460
Rate	3.21%	3.41	3.52	3.89	4.51	3.49%	5.53

Time Deposits Under $100,000	$2,403,692	2,425,038	2,394,123	2,439,460	2,526,555	$2,415,506	2,608,502
Rate	3.18%	3.39	3.59	4.07	4.78	3.56%	5.60

Other Interest Bearing Deposits	$5,940,073	5,608,037	5,389,194	5,215,169	4,777,271	$5,540,296	4,428,309
Rate	1.19%	1.37	1.37	1.32	1.56	1.31%	2.57

Federal Funds Purchased	$1,154,424	1,033,111	1,019,305	1,290,957	1,334,622	$1,123,825	1,142,815
Rate	1.46%	1.65	1.71	1.70	2.00	1.63%	3.65

Other Short-Term Borrowings	$8,286	7,682	5,136	9,428	8,707	$7,630	11,063
Rate	1.14%	1.40	1.50	1.38	2.16	1.34%	3.50

Other Borrowings	$1,286,049	1,232,646	1,136,670	1,082,675	963,619	$1,185,200	909,963
Rate	4.62%	4.76	5.02	5.19	5.38	4.85%	5.91

Total Interest Bearing Liabilities	$13,995,212	13,416,153	12,777,601	12,606,804	12,207,582	$13,203,342	11,722,112
Rate	2.34%	2.54	2.61	2.74	3.20	2.55%	4.27

Non-Interest Bearing Demand Deposits	$2,115,910	2,031,031	1,955,444	1,826,432	1,755,795	$1,983,131	1,693,910
Shareholders' Equity	$2,007,679	1,914,915	1,776,173	1,719,380	1,647,933	$1,855,492	1,548,030
Total Assets	$18,542,637	17,743,648	16,823,662	16,522,858	16,021,119	$17,414,654	15,371,943

Spread	4.17%	4.25	4.31	4.37	4.33	4.27%	4.04
Net Interest Margin	4.53%	4.64	4.71	4.77	4.80	4.65%	4.65